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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

DANE EXPLORATION INC.
(Exact name of registrant as specified in its charter)

Nevada	98-0654981
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

3577 - 349 West Georgia Street
Vancouver, British Columbia, Canada V6B 3Y4
(Address of principal executive offices)   (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered

Not applicable	Not applicable

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☒

Securities Act registration statement file number to which this form relates:  333-172450

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, Par value $0.001 per share
(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

Furnish the information required by Item 202 of Regulation S-K (§229.202 of this chapter), as applicable.

The required description of the securities being registered in this Form 8-A is comparable to that contained the Company’s prior filing of its Form S-1 and amendments with the Commission which became effective September 20, 2011. This information is incorporated herein by reference.

Item 2. Exhibits.

List below all exhibits filed as a part of the registration statement:

3.1(1)	Articles of Incorporation
3.2(1)	By-Laws
5.1(1)	Legal Opinion with Consent
10.1(1)	Subscription Agreement
10.2(1)	Claims Purchase Agreement
14.1(1)	Code of Ethics
23.1(1)	Consent of Independent Accountants
23.2(1)	Consent of Counsel

(1)  Filed as an exhibit to our registration statement on Form S-1 filed February 25, 2011 and incorporated herein by this reference

SIGNATURE
Pursuant to the requirements of Section l2 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dane Exploration Inc.

Date:  November 12, 2012

 /s/ David Christie
David Christie
President & CEO